TEAMING AGREEMENT

THIS AGREEMENT, entered into this  1st  day of    May    1997, by and between Flight Safety Technology, Inc. with offices at New London, Connecticut (hereinafter "FST") and Lockheed Martin Corporation, a Maryland corporation acting by and through its Ocean, Radar & Sensor Systems business, with offices at Syracuse, New York (hereinafter "Lockheed Martin"); FST and Lockheed Martin hereinafter jointly identified as the "Parties" or the "Team";

RECITALS

WHEREAS, FST has made an invention relating to a laser detection system which responds to sound emanations produced by atmospheric conditions such as wind shear, wake vortices, and clear-air-turbulence and in which it possesses certain rights under patents and copyrights; and

WHEREAS, Lockheed Martin has substantial and demonstrated technical experience in opto acoustic detection systems and system production, support and integration; and

WHEREAS, each Party possesses, as a result of such experience, know-how and data which is unique and proprietary to that Party and useful for developing the Sensor for the Optically Characterizing Ring-eddy Atmospheric Turbulence Emanating Sound ("SOCRATES") System; and

WHEREAS, the United States Government ("Government"), currently by and through the Department of Transportation, is interested in pursuing a program for a SOCRATES System, the requirements for which are anticipated to include detection, classification, localization, and tracking functions on distant sounds emanated by various weather and man-made anomalies that pose hazards to commercial and general aviation; and

WHEREAS, each Party further believes that their combined experience and technology related to the SOCRATES Program (hereinafter the "Program") is necessary to permit them to design, develop and/or produce the SOCRATES System (hereinafter the "System"), while achieving the desired performance, cost and schedule parameters;

WHEREAS, each Party will work together to develop a Business Plan to support the commercialization and post Program resale of the System;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and conditions set forth herein, the Parties agree as follows:

1.   INCORPORATION OF RECITALS

     All recitals set forth above are hereby incorporated by reference and form a part of this Agreement between the Parties.

2.   CONTRACTOR-SUBCONTRACTOR RELATIONSHIPS

     The Parties agree to participate, under a teaming arrangement as that term is defined in Federal Acquisition Regulation (FAR) 9.601(b), in order to submit proposals to and, if successful, perform contracts with commercial customers, prime contractors or the Government, related to the Program and its use as a stand-alone system or integrated into a larger system. In any such proposal efforts and resulting contracts, it is understood and agreed that FST shall serve as prime contractor for the Team and Lockheed Martin shall serve as its subcontractor for that portion of the effort under the Program falling under Lockheed Martin's area of responsibility as identified in Exhibit A attached hereto and made a part hereof.

3.   RESPONSIBILITY OF THE PARTIES

     A.    FST's Responsibilities

          1)   Notify Lockheed Martin of any contacts received from any commercial customer, prime contractor or the Government concerning the Program or the resultant system and provide Lockheed Martin with copies of any correspondence when such contacts have been in writing. Lockheed Martin shall also be notified of and allowed the opportunity to participate in any meetings with any commercial customer, prime contractor or the Government concerning the Parties' efforts in developing the System and the feasibility of obtaining a contract or contracts from any commercial customer, prime contractor or the Government for the Program either as a stand-alone system or a component of a larger integrated system.

          2)   Exercise its best efforts to secure a prime contract or contracts, for the Program, which includes the work identified in Exhibit A as falling within Lockheed Martin's area of responsibility and to secure acceptance of Lockheed Martin as subcontractor for that effort.

          3)   Furnish Lockheed Martin with a copy of all procurement solicitations issued to FST relating to the Program.

          4)   Issue to Lockheed Martin a solicitation(s) for that portion of any solicitation(s) from any commercial customer, prime contractor or the Government that relate to Lockheed Martin's area of responsibility as set forth in Exhibit A herein.

          5)   Prepare and submit proposal(s) or bid(s), as applicable, on behalf of the Team for the development and/or integration requirements for all phases of the Program to all commercial customers, prime contractors or the Government, such proposals to include all of the work identified as falling within Lockheed Martin's area of responsibility as defined in Exhibit A and to include, unmodified, the provisions of Lockheed Martin's proposal input relative to those areas of responsibility.

          6)   If and when awarded a prime contract or contracts relating to the Program or the resultant System, award a subcontract to Lockheed Martin for the work identified as falling within Lockheed Martin's area of responsibility, subject to agreement following good faith negotiations as to delivery schedules, price and other terms and conditions. Any such subcontract shall be the same contract type as the prime contract (for example, Cost Plus Fixed Fee, Cost Plus Incentive Fee, Firm Fixed Price, etc.) and include those terms and conditions in the prime contract which are required by Government regulations to be flowed down to major subcontractors.

          7)   If and when awarded a prime contract or contracts related to the Program, provide overall Program Management.

          8)   Cooperate with Lockheed Martin in a reasonable and practicable manner to facilitate the successful competition of the Team for all contracts relative to the Program or the resultant System.

     B.    Lockheed Martin's Responsibilities

          1)   Provide qualified personnel to participate in any meetings FST may hold with: (i) any contractor seeking or acting in a role of prime contractor concerning the use of the Program or resultant System as a part of a related' system or bid; or (ii) a commercial customer or the Government concerning the feasibility of obtaining a contract or contracts with such contractor(s), commercial customer or the Government related to providing the requirements for all phases of the Program.

          2)   Respond in a timely manner to all solicitations received from FST relating to Lockheed Martin's area of responsibility for the Program.

          3)   Provide qualified personnel, as requested, to assist FST in any discussions and negotiations with prospective or actual commercial customers, prime contractors or the Government relating to the development, submittal or negotiation of proposals relating to the requirements for the Program.

          4)   Accept subcontracts from FST for the work identified in Exhibit A as falling within Lockheed Martin's area of responsibility, subject to agreement following good faith negotiations as to delivery schedules, price, and other terms and conditions. Any such subcontract shall be the same contract type as the prime contract (for example, Cost Plus Fixed Fee, Cost Plus Incentive Fee, Firm Fixed Price, etc.), and include those terms in the prime contracts which are required by Government regulations to be flowed down to major subcontractors. Lockheed Martin's commitment is further subject to the following:

               a)   In the event, however, that any prime contract awarded omits more than ten percent (10%) of the work identified in Exhibit A as falling within Lockheed Martin's area of responsibility, then Lockheed Martin shall have the option of: (i) negotiating a subcontract for such lesser effort; or (ii) terminating this Agreement as it relates to that prime contract effort, upon written notice to FST.

               b)   Should the currently anticipated requirements of the Program be modified so that any prime contractor other than FST or the Government determines that the Program is not desirable, and that the system requirements will instead be limited to efforts that fall exclusively within either Party's area of expertise as set forth in the recitals herein, then Lockheed Martin may, upon written notice to FST:

                     (i)   terminate this Agreement in its entirety, if such determination is made by the Government; or

                     (ii)  terminate this Agreement only as it relates to proposals/contracts with the prime contractor(s) who made such determination.

               c)   Termination of this Agreement in whole or part, as provided in this paragraph, shall not relieve the Parties from their obligations with respect to the other Party's proprietary information, such obligations to survive such termination. Excepting this limitation, upon termination of any part of the Program efforts hereunder, either Party may pursue that Program effort so terminated independent of the other.

          5)   Cooperate generally with FST, in a reasonable and practicable manner to facilitate the successful competition of the Team for all contracts relative to all phases of the Program.

4.   RELATIONSHIP OF THE PARTIES

     A.    To encourage the exchange of proprietary information between the Parties and a mutual dedication of effort to accomplishing the objectives of this Agreement, each Party agrees that it will not participate with any other party in pursuit of the Program contemplated by this Agreement. As a team, each of the Parties hereto agrees to offer its fullest support and cooperation to preserve in good faith the spirit of the teaming concept evidenced by this Agreement. It is understood, however, that neither Party shall be precluded from its normal marketing efforts in connection with the sale of its standard products and services. It is further understood and agreed that, should any prospective or actual commercial customer or prime contractor identify or define its system requirements so as to require only products/technology fully within one of the Parties' area of expertise, then either Party may terminate this Agreement as to that prime contractor, and the Parties shall be free to pursue contracts with that prime contractor independently, subject only to the provisions of paragraph 6 below concerning proprietary information.

     B.    This Agreement is not intended to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business entity of any kind. Each Party shall act as an independent contractor and neither Party shall act as agent or a partner of the other Party. The rights and obligations of the Parties under this Agreement are limited to those expressly set forth herein.

     C.    Nothing contained in this Agreement is to be construed as providing for the sharing of profits or losses arising out of the efforts of either or both Parties. Neither Party will be liable to the other for any costs, expenses, risks, or liabilities arising out of the other Party's efforts in connection with this Agreement or the preparation and submission of any proposal(s) for the Program.

5.   EXPENSES

     Except for the compensation which may be paid to the Parties in accordance with any contract or subcontract relating to the Program, each Party shall bear its own expense incurred in its respective participation in meetings between the Parties and/or with prospective prime contractors or the Government, and proposal preparation, submission and negotiation activities.

6.   PROPRIETARY INFORMATION

     The Parties' rights and obligations concerning the use and disclosure of proprietary information made pursuant to their activities under this Agreement shall be governed by the terms of the Proprietary Information Exchange Agreement between the Parties dated October 29, 1996, a copy of which is attached hereto as Exhibit B, and made a part hereof. Any use of such proprietary information beyond that authorized in Exhibit B (e.g., in contracts awarded under the procurement), shall be addressed in and governed by the subcontract(s) entered into between the Parties.

7.   LICENSES

     No license to the other Party under any patents or copyrights is granted or implied by conveying proprietary or other information to that Party. None of such information which may be transmitted or exchanged by the respective Parties shall constitute any representation, warranty, assurance, guaranty or inducement by either Party to the other with respect to the infringement of patents or other rights of others.

8.   RIGHTS IN INVENTIONS

     A.    If an invention is made exclusively by the employees of one Party in connection with this Program, title to said invention and to any patent issuing thereon shall be in said one Party.

     B.    Each invention jointly made or conceived by employees of both Parties arising out of the liaison and work contemplated by this Agreement will be jointly owned by both Parties without accounting to each other. Filing and prosecution of patent applications on such joint inventions will be handled on a mutually agreed-upon basis.

9.   TERMINATION

     This Agreement shall terminate upon the first occurrence of the following events:

     A.    At the election of Lockheed Martin after an official Government announcement that the Program has been canceled;

     B.    Mutual consent of both Parties by execution of a rescission agreement;

     C.    Inability of the Parties negotiating in good faith to reach agreement on the terms of a subcontract;

     D.    Upon award of a subcontract to Lockheed Martin based substantially upon Lockheed Martin's proposal for the Program, as to the subject matter and customer identified in that subcontract only, this Agreement to remain in effect for any other potential customers for the same phase of the Program and/or resultant System, and with respect to all customers for any follow-on development and/or production contracts for the requirements of the Program;

     E.    Ten (10) years after the effective date of this Agreement; or

     F.    Material breach of this Agreement, at the option of the non-breaching Party.

10.   PUBLICITY

     All publicity and advertising in connection with the Program will be subject to prior approval by both FST and Lockheed Martin, and publicity and advertising concerning the existence of this Agreement will be subject to mutual prior agreement of the Parties prior to publication except that this Agreement may be disclosed by either Party to the Government.

11.   ENTIRE AGREEMENT AND AMENDMENT

     This Agreement and the Exhibits hereto contain the entire agreement between the Parties, which supersedes any prior oral or written agreements, commitments, understandings, or communications with respect to teaming in pursuit of the Program. This Agreement shall be subject at any time to amendment upon the written agreement of the Parties.

12.   APPLICABLE LAW

     This Agreement shall be construed and all disputes hereunder settled in accordance with the laws of the State of New York.

13.   CONFORMITY OF LAW

     In furtherance of this Agreement, both Parties shall comply with all U.S. Government laws and regulations to include conformity with the Foreign Corrupt Practices Act.

14.   POINTS OF CONTACT

     For all purposes of coordination and communications required by this Agreement, the Parties will be represented as set forth below. The persons named may be changed by either Party providing written notice of such changes to the other Party.

FST:		Lockheed Martin:
Name: Title: Phone: Fax:	Samuel A. Kovnat Chairman & C.E.O. 860 437 4588 860 437 4587	Name: Title: Phone: Fax:	Eric Schmidt Marketing Manager (315) 456-2030 (315) 456-0130

15.   ASSIGNMENT

     This Agreement may not be assigned or otherwise transferred by either Party in whole or in part without the express prior written consent of the other Party, which consent will not unreasonably be withheld.

16.   EFFECTIVE DATE

     The effective date of this Agreement is the last date of execution shown below.

FLIGHT SAFETY TECHNOLOGY, INC.		LOCKHEED MARTIN CORPORATION Ocean, Radar & Sensor Systems
By: Title: Date:	/s/ Samuel A. Kovnat Chairman & C.E.O. April 28, 1997	By: Title: Date:	/s/ F.M. DeBritz Sr. Vice President Surface Ship May 1, 1997

EXHIBIT A

LOCKHEED MARTIN RESPONSIBILITIES

Definitions

*	Sensor	Basic acoustic-optic sensing system with a single optical beam
*	Array	A collection of sensors

Lockheed Martin Responsibilities

Lockheed Martin will participate in and support and have a major scope of work in:

*	Sensor and Array Performance Modeling and Prediction
*	Sensor Development and Fabrication
	---	Optical Configuration
	---	Signal Processing
	---	Internal and External Interfaces
	---	Control and Display
*	Sensor Test and Evaluation
*	Array Development and Fabrication
	---	Array Configuration
	---	Sensor Integration
	---	Internal and External Interfaces
	---	Control and Display
*	Array Test and Evaluation

EXHIBIT B

PROPRIETARY INFORMATION EXCHANGE AGREEMENT

This AGREEMENT, by and between LOCKHEED MARTIN CORPORATION ("Lockheed Martin"), acting through its Ocean, Radar & Sensor Systems business, with offices at Syracuse, New York, and FLIGHT SAFETY TECHNOLOGY, INC. ("Flight Safety Technology"), with offices at North Stonington, Connecticut, covers the exchange of information between the parties in connection with acoustical detection programs (hereinafter termed the "Subject"). This Agreement shall be and become effective as of the date of signature by the later-to-sign party.

It is anticipated that from time to time during the course of the parties' activities on the Subject it will be necessary for them to exchange Subject-related business and technical information which is "Proprietary Information" as hereinafter defined. This Agreement sets forth the terms and conditions applicable to all transmittals of such Proprietary Information by each of the parties to the other, as follows:

(1)     For purposes of this Agreement, the term "Proprietary Information" shall mean and include all documented information which is identified in writing at the time of its transmittal as being proprietary information of the party transmitting it. The term shall also mean and include information disclosed orally or otherwise in non-documented form, provided the information is identified as proprietary at the time of initial disclosure and the fact and content of the disclosure are documented in a writing transmitted to the recipient party within thirty (30) days after the initial disclosure.

(2)     The term "Proprietary Information" shall not mean or include:

        (a)     information which is in the public domain at the time of its transmittal or which subsequently comes into the public domain without violation of an obligation of confidence assumed hereunder; or

        (b)     information received from a third party without violation of an obligation of confidence to the transmitting party; or

        (c)     information which the recipient party can show to have been in its possession at the time of transmittal; or

        (d)     information which the recipient party can show to have been subsequently independently developed by employees who have not had access to Proprietary Information received hereunder.

(3)     With respect to each item of Proprietary Information transmitted hereunder, the recipient party agrees that for a period of five (5) years following the date of transmittal of that item, such party shall not:

        (a)     use such information except for purposes of its business relationship with the transmitting party; or

        (b)      disclose such information to any third party, unless such further disclosure is approved in writing by an authorized representative of the transmitting party.

(4)     Notwithstanding the foregoing, the recipient party shall not be liable for unauthorized disclosure of Proprietary Information by its employees provided such party has endeavored to protect the information through efforts fully commensurate with those which it employs for the protection of its own proprietary information.

(5)     Each party shall designate in writing one or more individuals within its organization as the only persons authorized to receive Proprietary Information exchanged hereunder. Such authorized recipients initially designated are:

Flight Safety Technology	Lockheed Martin
Sam Kovnat	Don Winfield

Designated authorized recipients may be changed at any time upon written notice.

(6)     This Agreement may be terminated by either party upon thirty (30) days written notice to the other, but unless thus terminated or superseded by later agreement between the parties this Agreement shall remain in effect through October 31, 1997, and shall thereupon terminate.

(7)     Upon termination either party may require the return to it of all Proprietary Information furnished to the other party and then remaining in the recipient party's possession, save one copy which that party may retain for archival purposes. Obligations of the parties with respect to information exchanged under this Agreement prior to its termination shall survive and continue for the time period specified in Paragraph 3 above.

(8)     Nothing in this Agreement nor any disclosure of information hereunder shall be construed as conveying any right or license, directly or by implication, with respect to any patent or copyright of either party, or with respect to any proprietary information except as expressly provided herein.

(9)     This Agreement contains the entire understanding between the parties and supersedes all prior communications and understandings between them relative to their Subject-related information exchanges, and shall apply in lieu of, and notwithstanding the language of, any specific legend or statement associated with any particular information exchange.

FLIGHT SAFETY TECHNOLOGY, INC. 252 Dennison Hill Road North Stonington, Connecticut 06359		LOCKHEED MARTIN CORPORATION Ocean, Radar & Sensor Systems Electronics Park Syracuse, New York 13221
By: Title: Date:	Chairman & C.E.O. 24 October, 1996	By: Title: Date:	Acting Vice President 10/29/96